EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 dated May 15, 2013 of our report dated April 26, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting that appears in Grupo Aeroportuario del Centro Norte, S.A.B de C.V.’s annual report on Form 20-F for the year ended December 31, 2012, which report expresses an unqualified opinion relating to the consolidated financial statements and the effectiveness of internal control over financial reporting and includes explanatory paragraphs referring to the translation of Mexican peso amounts into U.S.–dollar amounts in conformity with the basis stated in Note 2d to such consolidated financial statements and to the restatement of the 2011 consolidated statement of cash flows. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/ Gricelda García Ruíz

C.P.C. Gricelda García Ruíz

May 15, 2013